Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Title 18, Chapter 63, Section 1350 of the United Stated Code (18 U.S.C. §1350), in connection with the Annual Report of Symyx Technologies, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”),  Isy Goldwasser, Chief Executive Officer of the Company, and Rex S. Jackson, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

By: /s/ Isy Goldwasser	By: /s/ Rex S. Jackson
Isy Goldwasser	Rex S. Jackson
Chief Executive Officer	Executive Vice President,
Chief Financial Officer
February 26, 2010	February 26, 2010

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Symyx Technologies, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.